EXHIBIT (H) (XXVIII) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K


                           INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (this "Agreement") is made as of November 9, 2006 by and between (i) The Huntington Funds (the "Trust"), acting on behalf of itself and each of its portfolio series listed on Appendix A hereto, whether existing on the date hereof or subsequently established (the "Series") and (ii) the trustee of the Trust whose name is set forth on the signature page (the "Trustee").

      WHEREAS, the Trustee is a trustee of the Trust, and the Trust wishes the Trustee to continue to serve in that capacity;

      WHEREAS, the Trust's Agreement and Declaration of Trust does not limit any rights to indemnification that the Trustee may be entitled to by contract or otherwise under law; and

      WHEREAS, to induce the Trustee to continue to provide services to the Trust as a trustee of the Trust and to provide the Trustee with contractual assurance that indemnification will be available to the Trustee, the Trust desires to provide the Trustee with protection against personal liability and delineate certain procedural aspects relating to indemnification and advancement of expenses, as more fully set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below.

      1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

      (a) "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid in settlement or compromise, prohibited transaction excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, accountants' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or acting as a witness in a Proceeding.

      (b) "Final Adjudication" shall mean a final decision on the merits by a court or other body before whom a proceeding was brought.

      (c) "Non-Party Trustee" shall mean a trustee of the Trust who is not (i) an "interested person" of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, (ii) a party to the Proceeding with respect to which indemnification or advances are sought or (iii) a party to any other Proceeding based on the same or similar grounds that is then or has been pending.

      (d) The term "Proceeding" shall include without limitation any threatened, pending or completed claim, demand, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative, legislative or investigative and, except as otherwise provided herein, shall also include any proceeding brought by or in the right of the Trust or any Series and any proceeding brought by a Trustee against the Trust or any Series.

      (e) The Trustee's "service to the relevant Series" shall include without limitation the Trustee's service as a trustee or advisory trustee of the Trust and his or her service at the request of the Trust or the Series as a trustee, director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      (f) "Special Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (i) the Trust or the Trustee (except that a majority of the Non-Party Trustees may determine, in their sole discretion, that any prior representation of the Trust or Trustee shall not disqualify such law firm or a member of a law firm from representation, if the prior representation is not related to the issue in dispute) or (ii) any other party to the Proceeding (or any party reasonably expected to become a party to the Proceeding) giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term "Special Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or the Trustee in an action to determine the Trustee's rights pursuant to this Agreement, regardless of when the Trustee's act or failure to act occurred.

      2. INDEMNIFICATION. The Trust shall indemnify (from the assets of one or more Series to which the conduct in question relates) and hold harmless the Trustee and his or her heirs, executors, administrators or personal representatives (hereinafter referred to as "Covered Persons"), against any and all Expenses incurred or paid by the Covered Person in connection with a Proceeding in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while the Trustee was in office or thereafter, by reason of the Trustee's service to the Trust, subject to the provisions of the following sentence and the provisions of Section 3 and paragraph (h) of Section 6 of this Agreement. The Covered Person shall be indemnified pursuant to this Section 2 against any and all Expenses unless (i) the Covered Person is subject to such Expenses by reason of the Trustee's not having acted in good faith in the reasonable belief that the Trustee's action was in or not opposed to the best interests of the Trust, (ii) the Trustee had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's office, or (iii) for a criminal proceeding, the Trustee had reasonable cause to believe that his or her conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as "Disabling Conduct").

      3. ADVANCEMENT OF EXPENSES. Expenses, including accountants' and counsel fees incurred by the Trustee (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust, on behalf of a Series to which the conduct in question related, in advance of the final disposition of a Proceeding in connection with the Trustee's service to a Series, upon receipt by the Trust of an undertaking by or on behalf of the Trustee to repay amounts so paid to the Trust if it is ultimately determined that the Trustee is not entitled to indemnification of such Expenses under this Agreement, and the Agreement and Declaration of Trust, provided, that (a) the Trustee shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of the Trustee's failure to fulfill his or her undertaking, or (c) a majority of a quorum of the Non-Party Trustees or Special Counsel in a written opinion shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe the Trustee ultimately will be entitled to indemnification.

      4. PRESUMPTIONS. For purposes of the determination or opinion referred to in clause (c) of Section 3 or clauses (y)(i) or (y)(ii) of subsection (h) of
Section 6 of this Agreement, the Non-Party Trustees or Special Counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Trustee has not engaged in Disabling Conduct.

      5. WITNESS EXPENSES. To the extent the Trustee is, by reason of the Trustee's service to the relevant Series, a witness for any reason in any Proceeding to which such Trustee is not a party, such Trustee shall be indemnified against any and all Expenses actually incurred by or on behalf of such Trustee in connection therewith.

      6. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION AND ADVANCEMENTS. A request by the Trustee for indemnification or advancement of Expenses shall be made in writing and shall be accompanied by such relevant documentation and information as is reasonably available to the Trustee. The Secretary of the Trust shall promptly advise the trustees of the Trust of such request.

      (a) Methods of Determination. Upon the Trustee's request for indemnification or advancement of Expenses, a determination with respect to the Trustee's entitlement thereto shall be made in a manner consistent with the terms of this Agreement and the Agreement and Declaration of Trust, unless (in the case of advancements) the Trust and the Trustee shall have received written confirmation in reasonably acceptable form that the Trust is insured against losses arising by reason of any lawful advancements and that the insurer will pay the Expenses of the Trustee in a reasonably prompt manner, in which case no determination shall be required. The Trustee shall cooperate with the person or persons making such determination, including without limitation providing to such person or persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Trustee and reasonably necessary to such determination. Any failure by the Trustee to cooperate with the person or persons making such determination shall extend as necessary and appropriate the period or periods described in paragraph (c) of this Section 6 regarding determinations deemed to have been made. Any Expenses incurred by the Trustee in so cooperating shall be borne by the Series, irrespective of the determination as to the Trustee's entitlement to indemnification or advancement of Expenses.

      (b) A determination that the Covered Person is entitled to indemnification may be made by (i) a Final Adjudication that the Trustee was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Trustee for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by
(a) a vote of a majority of a quorum of the Non-Party Trustees or (b) a Special Counsel in a written opinion.

      (c) Special Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Special Counsel, the Special Counsel shall be selected by a majority of the Non-Party Trustees of the Trust (or, if there are no Non-Party Trustees with respect to the matter in question, by a majority of the Trustees of the Trust who are not "interested persons" of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Independent Trustees")), and the Trust shall give written notice to the Trustee advising the Trustee of the identity of the Special Counsel selected. The Trustee may, within five (5) days after receipt of such written notice, deliver to the Trust a written objection to such selection. Such objection may be asserted only on the ground that the Special Counsel so selected does not meet the requirements set forth in Section 1 and shall set forth with particularity the factual basis of such assertion. The Non-Party Trustees (or Independent Trustees, as the case may be) of the Trust shall determine the merits of the objection and, in their discretion, either determine that the proposed Special Counsel shall, despite the objection, act as such hereunder or select another Special Counsel who shall act as such hereunder.

      If within fourteen (14) days after submission by the Trustee of a written request for indemnification or advancement of Expenses no such Special Counsel shall have been finally selected as provided in the previous paragraph, then either the Trust or the Trustee may petition an appropriate court of the State of Delaware or any other court of competent jurisdiction for the appointment as Special Counsel of a person selected by the court or by such other person as the court shall designate, and the person so appointed shall act as Special Counsel.

      The relevant Series shall pay all reasonable fees and Expenses charged or incurred by Special Counsel in connection with his, her or its determinations pursuant to this Agreement and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Special Counsel was selected or appointed.

      (d) Failure to Make Timely Determination. Subject to paragraph (a) of this Section 6, if the person or persons empowered or selected to determine whether the Trustee is entitled to indemnification or advancement of Expenses (other than determinations that are made or to be made by a court) shall not have made such determination within thirty (30) days after receipt by the Trust of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Trustee shall be entitled to such indemnification or advancement, absent
(i) an intentional misstatement by the Trustee of a material fact, or an intentional omission of a material fact necessary to make the Trustee's statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, (ii) a prohibition of such indemnification or advancements under applicable law or the Trust's Agreement and Declaration of Trust or By-Laws, (iii) a requirement under the Investment Company Act of 1940, as amended, for insurance or security, which has not been satisfied, or (iv) a subsequent Final Adjudication or, in a matter disposed of without a Final Adjudication, determination pursuant to subsection (h) of
Section 6, that the Trustee is not entitled to indemnification under this Agreement; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty (30) days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto. Any assertion under clauses (i), (ii), or (iii) of this Section 6(c) shall be made in writing, specify the basis for the assertion, and be delivered to the Trustee within thirty (30) days after receipt by the Trust of the request for indemnification or advancement of Expenses (or any extension of such period provided under this Section 6(c)). The Trustee shall be entitled to adjudication of such assertion in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

      (e) Payment upon Determination of Entitlement. If a determination is made pursuant to Section 2 or Section 3 (or is deemed to be made pursuant to paragraph (c) of this Section 6 and, in the case of advancement of Expenses, the other conditions are satisfied) that the Trustee is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Trustee shall be made within ten (10) days after such determination (and, in the case of advancements of further Expenses, within ten
(10) days after submission of supporting information, including the required undertaking and evidence of any required security). If such payment is not made when due, the Trustee shall be entitled to adjudication of the Trustee's entitlement to such indemnification or advancements in an appropriate court of the State of Delaware or any other court of competent jurisdiction. The Trustee shall commence any proceeding seeking adjudication within 60 days following the date on which he or she first has the right to commence such proceeding pursuant to this paragraph (d). In any such proceeding, the Trust and the relevant Series shall be bound by the determination that the Trustee is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Trustee of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, (ii) a prohibition of such indemnification or advancements under applicable law or (iii) a requirement under the Investment Company Act of 1940, as amended, for insurance or security, which has not been satisfied.

      (f) Appeal of Adverse Determination. If a determination is made that the Trustee is not entitled to indemnification or advancements (other than determinations that are made by a court), the Trustee shall be entitled to adjudication of such matter in an appropriate court of the State of Delaware or any other court of competent jurisdiction. Alternatively, the Trustee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Trustee shall commence such proceeding or arbitration within 60 days following the date on which the adverse determination is made. Any such judicial proceeding or arbitration shall be conducted in all respects as a de novo trial or arbitration on the merits, and the Trustee shall not be prejudiced by reason of such prior adverse determination.

      (g) Expenses of Appeal. If the Trustee seeks arbitration or a judicial adjudication to determine or enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Trustee shall be entitled to recover from the relevant Series, and shall be indemnified by the relevant Series against, any and all Expenses actually incurred by the Trustee in such arbitration or judicial adjudication, but only if the Trustee prevails therein. If it shall be determined in such arbitration or judicial adjudication that the Trustee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Trustee in connection with such arbitration or judicial adjudication shall be appropriately prorated.

      (h) Validity of Agreement. In any arbitration or judicial proceeding commenced pursuant to this Section 6, the Trust shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Trust or relevant Series and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all the provisions of this Agreement.

      (i) Lack of Adjudication. Notwithstanding any provision herein to the contrary, as to any matter disposed of (whether by compromise payment, pursuant to a consent decree or otherwise) without a Final Adjudication in an adjudication on the merits by a court, or by any other body before which the Proceeding was brought, that the Trustee is liable to the Series or its shareholders by reason of Disabling Conduct, indemnification shall be provided if (x) there has been a determination that the Trustee did not engage in Disabling Conduct by the court or other body approving any settlement or other disposition of the matter or (y) there has been a reasonable determination, based upon a review of readily available facts (but not a full trial-type inquiry), that the Trustee acted in good faith in the reasonable belief that the Trustee's action was in the best interests of the Series and is not liable to the Trust and the relevant Series or its shareholders by reason of Disabling Conduct, by (i) the vote of a majority of the Non-Party Trustees (provided that a majority of such Non-Party Trustees then in office act on the matter) or (ii) Special Counsel in a written opinion.

      7.    GENERAL PROVISIONS.

      (a) Non-Exclusive Rights. The provisions for indemnification of, and advancement of Expenses to, the Trustee set forth in this Agreement shall not be deemed exclusive of any other rights to which the Trustee may otherwise be entitled, including any other rights to be indemnified or have Expenses advanced by the Trust. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Trustee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, if such payment is not recoverable from the Trustee.

      (b) Continuation of Provisions. This Agreement shall be binding upon all successors of the Trust, including without limitation any transferee of all or substantially all assets of a Series and any successor by merger, consolidation or operation of law and shall inure to the benefit of the Trustee's spouse, heirs, assigns, devisees, executors, administrators and legal representatives. The provisions of this Agreement shall continue with respect to the Trust until the later of (i) ten (10) years after the Trustee has ceased to provide any service to the Trust or any Series and (ii) the final termination of all Proceedings in respect of which the Trustee has asserted, is entitled to assert or has been granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Trustee pursuant to Section 6 relating thereto. No amendment of the Trust's Agreement and Declaration of Trust or By-Laws of the Trust shall limit or eliminate the right of the Trustee to indemnification and advancement of Expenses set forth in this Agreement.

      (c) Selection of Counsel. The Trust shall be entitled to assume the defense of any Proceeding for which the Trustee seeks indemnification or advancement of Expenses under this Agreement. However, counsel selected by the Trustee shall conduct the defense of the Trustee to the extent reasonably determined by such counsel to be necessary to protect the interests of the Trustee, and the relevant Series shall indemnify the Trustee therefor to the extent otherwise permitted under this Agreement, if (i) the Trustee reasonably determines that there may be a conflict in the Proceeding between the positions of the Trustee and the positions of the Trust or the other parties to the Proceeding that are indemnified by the Trust and not represented by separate counsel, or the Trustee otherwise reasonably concludes that representation of both the Trustee, the Trust and such other parties by the same counsel would not be appropriate, or (2) the Proceeding involves the Trustee but neither the Trust nor any such other party who is indemnified by the Trust and the Trustee reasonably withholds consent to being represented by counsel selected by the Trust. If the Trust shall not have elected to assume the defense of any such Proceeding for the Trustee within thirty (30) days after receiving written notice thereof from the Trustee, the Trust shall be deemed to have waived any right it might otherwise have to assume such defense. If the Trust does not assume or conduct the defense of any Proceeding, the Trustee shall not consent to a settlement or any other disposition not involving a Final Adjudication without the prior written consent of the Trust.

      (d) D&O Insurance. To the extent the Trust maintains an insurance policy or policies providing liability insurance to its trustees or its trustees who are not "interested persons" of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, the Trustee shall be covered by such policy or policies at all times when serving as a trustee of the Trust, in accordance with its or their terms, to the maximum extent of the coverage available for any similarly situated trustee of the Trust. For a period of six
(6) years after the Trustee has ceased to serve as a trustee of the Trust and to the extent insurance as provided in the previous sentence does not continue to cover the Trustee even though he is no longer serving as a trustee of the Trust, the Trust shall purchase and maintain in effect, through "tail" or other appropriate coverage, one or more policies of insurance on behalf of the Trustee to the maximum extent of the coverage provided to then serving trustees of the Trust, unless the purchase of such insurance by the Trust is not permitted by applicable law, including for these purposes any fiduciary duties applicable to the persons then constituting the trustees of the Trust, such insurance is not generally available, or in the reasonable business judgment of the persons then constituting the trustees of the Trust, the premium for such insurance is substantially disproportionate to the amount of coverage afforded.

      (e) Subrogation. In the event of any payment by any Series pursuant to this Agreement, the Series shall be subrogated to the extent of such payment to all of the rights of recovery of the Trustee, who shall, upon reasonable written request by the Trust on behalf of the Series and at the Series' expense, execute all such documents and take all such reasonable actions as are necessary to enable the Trust to enforce such rights. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Trust or the Trustee to proceed or collect against any insurers or to give such insurers any rights against the Trust under or with respect to this Agreement, including without limitation any right to be subrogated to the Trustee's rights hereunder, unless otherwise expressly agreed to by the Trust in writing, and the obligation of such insurers to the Trust and the Trustee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

      (f) Notice of Proceedings. The Trustee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding that may be subject to indemnification or advancement of Expenses pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Trustee's rights or the Trust's obligations under this Agreement.

      (g) Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally (with a written receipt by the addressee) or two (2) days after being sent (i) by certified or registered mail, postage prepaid, return receipt requested or (ii) by nationally recognized overnight courier service to 41 South High Street, Columbus, Ohio 43215 (if addressed to the Trust), the address specified on the signature page of this Agreement (if addressed to the Trustee) or such other address as may have been furnished by such party by notice in accordance with this paragraph.

      (h) Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      (i) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Trust and the Trustee pertaining to the subject matter of indemnification, advancement of Expenses and insurance, other than the Trust's Agreement and Declaration of Trust, By-Laws and the terms of any liability insurance policies, which shall not be modified or amended by this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives; provided, however, that any supplements, modifications or amendments to the Trust's Agreement and Declaration of Trust, By-Laws or the terms of the liability insurance policy or policies of the Trust shall not be deemed to constitute supplements, modifications or amendments to this Agreement. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party's successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

      (j) Joinder of New Series. In the event that additional Series are created and added to the Trust from time to time, Appendix A listing each Series of the Trust covered by this Agreement may be amended to add the additional Series by the Trust's execution and delivery to the Trustee of an amended Appendix A. Irrespective of whether the Trust executes and delivers to the Trustee an amended Appendix A, the additional Series shall be deemed a "Series" for all purposes of this Agreement as of the date that it is created and added to the Trust.

      (k) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

      (m) Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

      (n) WAIVER OF RIGHT TO JURY TRIAL. BY EXECUTING THIS AGREEMENT, THE PARTIES KNOWINGLY AND WILLINGLY WAIVE ANY RIGHT THEY HAVE UNDER APPLICABLE LAW TO A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ISSUES RAISED BY THAT DISPUTE.

      (o) Miscellaneous. Copies of the Trust's Agreement and Declaration of Trust are on file with the Secretary of State of the State of Delaware. The obligations of or arising out of this Agreement are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Series in accordance with their proportionate interests hereunder. The assets and liabilities of each of the Series are separate and distinct, and the obligations of or arising out of this instrument are binding solely upon the assets or property of the respective Series.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf on the date set forth above.

The Huntington Funds,                   TRUSTEE

on behalf of Itself and each of its Series

listed on Appendix A Attached hereto

By:  /s/ B Randolph Bateman             By:  /s/ Mark D. Shary

Name:  B. Randolph Bateman              Name:  Mark D. Shary

Title:  President

                                        Address for Notices:

                                        6565 Plesenton Drive South

                                        Worthington, OH  43085

                                  APPENDIX A
                                      TO
                           INDEMNIFICATION AGREEMENT
                                    BETWEEN
                     MARK D. SHARY AND THE HUNTINGTON FUNDS
                          DATED AS OF NOVEMBER 9, 2006


THE HUNTINGTON FUNDS, a Delaware statutory trust, on behalf of each of:

Huntington Dividend Capture Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Fixed Income Securities Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Florida Tax-Free Money Fund
    Investment A Shares
    Trust Shares
Huntington Growth Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Income Equity Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Intermediate Government Income Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington International Equity Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Macro 100 Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Michigan Tax-Free Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Mid Corp America Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Money Market Fund
    Investment A Shares
    Investment B Shares
    Interfund Shares
    Trust Shares
Huntington Mortgage Securities Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington New Economy Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Ohio Municipal Money Market Fund
    Investment A Shares
    Trust Shares
Huntington Ohio Tax-Free Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington Rotating Markets Fund
    Investment A Shares
    Trust Shares
Huntington Short/Intermediate Fixed Income Securities  Fund
    Investment A Shares
    Investment B Shares (not yet effective)
    Trust Shares
Huntington Situs Small Cap Fund
    Investment A Shares
    Investment B Shares
    Trust Shares
Huntington U.S. Treasury Money Market Fund
    Investment A Shares
    Trust Shares
Huntington VA Dividend Capture Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA International Equity Fund
Huntington VA Macro 100 Fund
Huntington VA Mid Corp America Fund
Huntington VA Mortgage Securities Fund
Huntington VA New Economy Fund
Huntington VA Rotating Markets Fund
Huntington VA Situs Small Cap Fund




                                    A-1
{W0139075; 1}